As filed with the Securities and Exchange Commission on August 11, 2016
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	76-0333165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2635 Technology Forest Blvd. The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Amended and Restated 2010 Stock Incentive Plan
(Full title of the plan)

Neil K. Warma
President, Chief Executive Officer and Acting Chief Financial Officer
Opexa Therapeutics, Inc.
2635 Technology Forest Blvd.
The Woodlands, Texas 77381
(Name and address agent for service)
(281) 775-0600
(Telephone number, including area code, of agent for service)
Copy to:
Mike Hird, Esq.
Patty M. DeGaetano, Esq.
Pillsbury Winthrop Shaw Pittman LLP
12255 El Camino Real, Suite 300
San Diego, California 92130
(619) 234-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common stock, $.01 par value: To be issued under the Amended and Restated 2010 Stock Incentive Plan	650,000	$4.165	$2,707,250.00	$272.62

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock to be offered or sold pursuant to the above-named plan that may be issued as a result of the anti-dilution and other adjustment provisions therein by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
Computed in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock as reported on the Nasdaq Capital Market on August 8, 2016.

____________________

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

 INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which certain Registration Statements on Form S-8 relating to the same employee benefit plan are effective.  The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2013 (File No. 333-192215) and September 21, 2011 (File No. 333-176934) are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(b)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016.

(c)	Current Reports on Form 8-K filed on March 2, 2016, March 15, 2016 (except Item 2.02), March 25, 2016 and May 18, 2016.

(d)
The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (File No. 001-33004) filed on August 30, 2006, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statements.

Item 8: Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of MaloneBailey, LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The Woodlands, State of Texas, on the 11th day of August, 2016.

OPEXA THERAPEUTICS, INC.

Date	By:	/s/ Neil K. Warma
Neil K. Warma
President, Chief Executive Officer
and Acting Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil K. Warma his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Neil K. Warma	President, Chief Executive Officer, Acting Chief Financial Officer and Director	August 11, 2016
Neil K. Warma	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Tim Barabe	Director	August 11, 2016
Tim Barabe

/s/ Hans-Peter Hartung	Director	August 11, 2016
Hans-Peter Hartung

/s/ Gail J. Maderis	Director	August 11, 2016
Gail J. Maderis

/s/ Michael S. Richman	Director	August 11, 2016
Michael S. Richman

/s/ Scott B. Seaman	Director	August 11, 2016
Scott B. Seaman

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of MaloneBailey, LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).